Exhibit 99.1

En Pointe Technologies, Inc. Receives Non-Compliance Letter from Nasdaq.

Los Angeles, CA – January 8, 2009 - En Pointe Technologies, Inc. (NASDAQ:ENPT):  a leading national provider of business-to-business information technology products, services and solutions, announced that it has received a notice from the Nasdaq Stock Market ("Nasdaq") on January 5, 2009 indicating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it did not file in its Annual Report on Form 10-K (the "Periodic Report") for the year ended September 30, 2008  a completed management report on internal controls over financial reporting. As was stated in the Company’s recently filed Form 10-K, the Company was unable to complete the evaluation of its financial and information technology controls due to limited resources.  The Nasdaq letter indicated that the Company has until March 6, 2009 to submit a plan to regain compliance with Nasdaq Marketplace Rule 4310(c)(14), and that if such a plan is timely submitted by the Company, following a review of this plan, the Nasdaq staff may provide a delisting notice to the Company or  grant the Company an exception of up to 180 calendar days from the due date of the Periodic Report, or June 29, 2009, to regain compliance.

The Company is currently seeking to develop a compliance plan to be submitted to Nasdaq.  However, there can be no assurance that any such plan will be developed by the Company or accepted by Nasdaq.  Prior to Nasdaq’s determination, the Company's common stock will continue to be listed on the Nasdaq Capital Market; however, an indicator will be broadcast over Nasdaq's market data dissemination network noting the Company's non-compliance.  The indicator will be displayed with quotation information related to the Company's securities on Nasdaq.com, NasdaqTrader.com and by other third-party providers of market data information.

About En Pointe Technologies, Inc.

En Pointe Technologies, Inc. provides the information technology marketplace, including mid-market and enterprise accounts, government agencies, and educational institutions nationwide, with computer hardware, software, and services. En Pointe has the flexibility to customize information technology services to fulfill the unique needs of each of its customers.

En Pointe employs SAP, ClarifyTM, and AccessPointeTM (an e-procurement application), proven and dependable software applications, to support its broad customer base.  Founded in 1993 and headquartered in Los Angeles, En Pointe is well represented in leading national markets throughout the United States.  En Pointe has the experience and the technology to help organizations simplify the management of their information technology infrastructure.

Visit www.enpointe.com to learn more.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual results to differ materially from those projected. The words "estimate," "project," "potential," "intended," "expect," "anticipate," "believe" and similar expressions or words are intended to identify forward-looking statements. These risks include uncertainties arising out of the Company’s completion of its management report on internal controls over financial reporting.  Additional risks and uncertainties are described in En Pointe's Annual Report on Form 10-K for the fiscal year ended September 30, 2008, and its Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as of the date of this press release.  En Pointe undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

All trademarks and service marks are the property of their respective owners.

To contact En Pointe regarding any investor matters, please contact:

Javed Latif
Chief Financial Officer and
Sr. Vice President, Operations
En Pointe Technologies, Inc.
Phone: (310) 337-5212
Fax: (310) 337-9786
ir@enpointe.com

To contact En Pointe regarding any sales or customer matters, please e-mail us at:
sales@enpointe.com or contact us by phone at (310) 337-5200.